UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 18, 2004

(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: 804-697-1000

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On November 18, 2004, Chesapeake Corporation issued a press release announcing that on that date it had commenced (1) a cash tender offer for any and all of its outstanding 7.20% Debentures due March 15, 2005 (the “Notes”), and (2) a solicitation of consents to amend the Indenture governing the Notes. The terms of the tender offer and consent solicitation are described in the press release, which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit No.	Description

99.1	Chesapeake Corporation press release, issued on November 18, 2004, announcing that on that date it had commenced (1) a cash tender offer for any and all of its outstanding 7.20% Debentures due March 15, 2005 (the “Notes”), and (2) a solicitation of consents to amend the Indenture governing the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION (Registrant)

Date: November 18, 2004	BY:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Chesapeake Corporation press release, issued on November 18, 2004, announcing that on that date it had commenced (1) a cash tender offer for any and all of its outstanding 7.20% Debentures due March 15, 2005 (the “Notes”), and (2) a solicitation of consents to amend the Indenture governing the Notes.